TEL-VOICE COMMUNICATIONS, INC.
                          2002 EQUITY COMPENSATION PLAN
                    (As Adopted June 15, 2002 by the Board of
                                   Directors)

                               ARTICLE I. PURPOSE

     The purposes of the 2002 Stock Option Plan are (i) to attract and retain highly-qualified executives, (ii) to align executive and stockholder long-term interests by creating a direct link between executive compensation and stockholder return, (iii) to enable executives and consultants of Tel-Voice Communications, Inc. (the "Corporation") to develop and maintain stock ownership positions in the Corporation, and (iv) to provide incentives to such executives and consultants to contribute to the success of the Corporation. To achieve these objectives, the Plan provides for the granting of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and nonqualified stock options.

                             ARTICLE II. DEFINITIONS

     Whenever the following terms are used in this Plan, they shall have the meaning specified below:

"Affiliate" shall mean the Corporation, a Subsidiary, or any employee benefit plan established or maintained by the Corporation or a Subsidiary.

"Board" shall mean the Board of Directors of the Corporation.

"Cause" shall mean (i) the conviction of the Participant of a felony by a court of competent jurisdiction, (ii) the indictment of the Participant by a state or Federal grand jury of competent jurisdiction for embezzlement or misappropriation of funds of the Corporation or for any act of dishonesty or lack of fidelity towards the Corporation, (iii) the written confession by the Participant of any act of dishonesty towards the Corporation or any embezzlement or misappropriation of the Corporation's funds, or (iv) willful or gross neglect of the duties for which the Participant was responsible, all as the Committee, in its sole discretion, may determine.

"Change in Control" shall mean the occurrence of one or more of the following events: (i) the Corporation acquires actual knowledge that any person (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than an Affiliate is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act) directly or indirectly, of securities of the Corporation representing 10% or more of the combined voting power of the Corporation's then outstanding securities, (ii) the first purchase of Common Stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by an Affiliate), (iii) the approval by the Corporation's stockholders of (a) a merger or consolidation of the Corporation with or into another corporation (other than a merger or consolidation in which the Corporation is the surviving corporation and which does not result in any reclassification or reorganization of the Corporation's then outstanding shares of Common Stock or a changes of the Corporation cease for any reason to constitute at least two-thirds

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thereof, unless the election or nomination for the election by the Corporation's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, or (v) a sale of (a) Common Stock of the Corporation if after such sale any person (as defined above) other than an Affiliate owns a majority of the Corporation's Common Stock or (b) all or substantially all of the Corporation's assets (other than in the ordinary course of business). Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred for purposes of clause (i) above if a person is or becomes the beneficial owner, directly or indirectly, of more than 10% but less than 25% of the combined voting power of the Corporation's then outstanding securities if the acquisition of all voting securities in excess of 10% was approved in advance by two-thirds of the directors then in office.

"Code" shall mean the Internal Revenue Code of 1986, as now in effect or as hereafter amended. (All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.)

"Committee" shall mean the committee consisting of at least three (3) directors of the Corporation appointed by the Board to administer the Plan pursuant to the provisions of Article III of the Plan.

"Common Stock" or "Stock" shall mean 800,000 shares of the common stock of the Corporation, $0.001 par value.

"Disability"  shall mean  permanent and total  disability  within the meaning of
Section 105(d)(4) of the Code.

"Employee" shall mean a common law employee (as defined in accordance with the regulations and Revenue Rulings then applicable under Section 3401(c) of the
Code) of an Affiliate.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"Incentive Option" shall mean an Option whose terms satisfy the requirements imposed by Section 422 of the Code and which is intended by the Committee to be treated as an Incentive Option.

"Nonqualified Option" shall mean either (i) any Option which, when granted, is not an Incentive Option, and (ii) an Incentive Option which, subsequent to its grant, ceases to qualify as an Incentive Option because of a failure to satisfy the requirements of Section 422(b) of the Code.

"Option" shall mean a right to purchase Common Stock which is awarded in accordance with the terms of this Plan.

"Participant" shall mean an Employee who has been granted an Option under the Plan.

"Plan" shall mean the Tel-Voice Communications, Inc. 2002 Equity Compensation Plan, as may be amended from time to time.

"Retirement" shall mean any normal or early retirement by a Participant pursuant to the terms of any


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pension plan or policy of the Corporation or any Subsidiary  which is applicable to such Participant at the time of his or her Termination of Service.

"Secretary" shall mean the corporate secretary of the Corporation.

"Securities Act" shall mean the Securities Act of 1933.

"Shares" shall mean shares of Common Stock.

"Subsidiary(ies)" shall mean any corporation or other legal entity, domestic or foreign, more than 50% of the voting power of which is owned or controlled, directly or indirectly by the Corporation.

"Terminate (Termination of) Service (or Termination)" shall mean the time at which the Participant ceases to provide services to the Corporation as an employee, but shall not include a lapse in providing services which the Committee determines to be a temporary leave of absence.

                           ARTICLE III. ADMINISTRATION

     The Plan shall be administered by a committee (the "Committee") selected by the Board from among the committee shall constitute a quorum and a majority of the quorum may authorize any action.

     Subject the provisions of the Plan, the Committee shall have sole authority, in its absolute discretion: (i) to determine which of the eligible Employees and Consultants of the Corporation shall be granted Options; (ii) to grant Options or Shares; (iii) to determine the times when Shares or Options may be granted and the number of Shares that may be purchased pursuant to such Options; (iv) to determine the exercise price of the Shares subject to each Option, which price shall be not less than the minimum specified in Section 6.1;
(v) to determine the time or times when each Option becomes exercisable, the duration of the exercise period, and any other restrictions on the exercise of Options issued hereunder; (vi) to prescribe the form or forms of the Options agreements under the Plan; (vii) to determine the circumstances under which the time for exercising Options should be accelerated and to accelerate the time for exercising outstanding Options, (viii) to determine the duration and purposes for leaves of absence which may be granted to a Participant without constituting a Termination of Service for purposes of the Plan; (ix) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (x) to construe and interpret the Plan, the rules and regulations and the Option agreements under the Plan, and to make all other determinations deemed necessary or advisable for the administration of the Plan, provided, however, that with respect to those eligible Employees who are not "officers" of the Corporation, within the meaning of Section 16(b) of the Exchange Act, the Committee may delegate to any person or persons
("Subcommittee")  all or any part of its  authority  as set forth in (i) through
(x) above. All references in the Plan to the powers of a Subcommittee to act for the Committee shall be applicable only to the extent consistent with the foregoing provision and only to the extent consistent with the powers which have actually been delegated to it. All decisions, determinations and interpretations of the Committee, or Subcommittee, to the extent consistent with such delegation, shall be final and binding.


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                       ARTICLE IV. SHARES SUBJECT TO PLAN

     The maximum number of Shares that may be made subject to Options granted pursuant to the Plan is 800,000 (or the number and kind of Shares or other securities which are substituted for those Shares. The maximum number of Shares with respect to which Options may be granted to any one person during the term of the Plan shall not exceed 200,000, except as such number of Shares shall be adjusted in accordance with the provision of Article VIII hereof. The Corporation shall reserve such number of Shares for the purposes of the Plan out of its authorized but unissued shares, or out of Shares held in the
Corporation's treasury, or partly out of each, as shall be determined by the Board. No fractional shares shall be issued with respect to Options granted under the Plan.

     In the event that any outstanding Option under the Plan for any reason expires, is terminated, forfeited or is canceled prior to the expiration date of the Plan, the Shares called for by the unexercised portion of such Option may, to the extent permitted by Rule 16b-3 under the Exchange Act, again be subject to an Option under the Plan.

                   ARTICLE V. ELIGIBILITY FOR AWARD OF OPTIONS

     The Committee may award Consultants or key Employees of the Corporation as it determines appropriate consistent with Article V. Options shall be evidenced by Option agreements (which need not be identical) in such forms as the Committee may from time to time approve. Grants of securities can be made at the discretion of the Committee.

                          ARTICLE VI. OPTION AGREEMENTS

     Option agreements shall conform to the terms and conditions of the Plan. Such agreements may provide that the grant of any Option under the Plan, or that Stock acquired pursuant to the exercise of any Option, shall be subject to such other conditions (whether or not applicable to the Option or Stock received by any other optionee) as the Committee determines appropriate, including, without limitation, provisions conditioning exercise upon the occurrence of certain events or performance or the passage of time, provisions to assist the optionee Participant in financing the purchase of Stock through the exercise of Options, provisions for forfeiture, or restrictions on resale or other disposition, of shares acquired under the Plan, provisions giving the Corporation the right to repurchase shares acquired under the Plan in the event the Participant elects to dispose of such shares, and provisions to comply with federal and state securities laws and federal and state income tax and other payroll tax withholding requirements. Options granted under this Plan which are intended to qualify as Incentive Options shall be specifically designated as such in the Option agreement.

     6.1 Option Price. The exercise price for each Option granted under the Plan shall be determined by the Committee or Subcommittee; provided, however, that it shall not be less than the fair market value of the Stock on the date of grant. The fair market value shall be deemed for all purposes of the Plan to be the mean between the highest and lowest sale prices reported as having occurred on any Exchange with which the Stock may be listed and traded on the date chosen to determine such fair market value, or, if there are no such sales on that date, then on the last preceding


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date on which  such a sale was  reported.  If the  Stock  is not  listed  on any exchange but the Stock is quoted on the National Market System of the National Association of Securities Dealers Automated Quotation (NASDAQ) System on a last sale basis, then the fair market value of the Stock shall be deemed to be the mean between the high and low price reported on the date of grant valuation. If the Stock is not quoted on the NASDAQ on a last sale basis, then the fair market value of the Stock shall mean the amount determined by the Board to be the fair market value based upon a good faith attempt to value the Stock accurately and computed in accordance with applicable regulations on the Internal Revenue Service.

     6.2 Exercisability and Terms of Options. The Committee or Subcommittee shall determine the dates after which options may be exercised, in whole or in part, and may establish a vesting schedule that must be satisfied before Options may be exercised; provided, however, that no Option may be exercisable within six months of the date it is granted. If an Option is exercisable in installments, installments which are exercisable and not exercised shall remain exercisable.

     Subject to Section 6.7 in the case of Incentive Options, all Options shall have a term of no more than ten years from the date of grant; provided, however, that upon the Termination of Service of a Participant, Options that have not become exercisable before the date the Participant Terminates Service shall be forfeited and terminated immediately. Without limiting the foregoing, no Option shall be exercisable after the date of termination, if the Termination of Service is by the Corporation or any Subsidiary for Cause.

     6.3 Death or Disability. If a Participant shall Terminate Service by reason of his death or Disability, all vested Options held by such Participant may be exercised by the Participant, his estate or beneficiary, or his representative, as the case may be, for a period of six months from the date of such Termination, or until the expiration of the stated term of such Option, whichever period is shorter. If a Participant shall Terminate Service by reason of Retirement, voluntary resignation or dismissal without Cause, all vested Options held by such Participant may be exercised for a period of sixty (60) days from the date of Termination or until the end of employment by Section 6.2. During the lifetime of the Participant, the Option shall be exercisable only by him. The Committee may, however, in its sole discretion, allow for transfers of Nonqualified Options to family members, subject to such conditions or limitations as it may establish to ensure compliance with Rule 16b-3 promulgated pursuant to the Exchange Act, or for other purposes.

     6.4 No Obligation to Exercise Option. The grant of an Option shall impose no obligation on the Participant to exercise such Option.

     6.5 Cancellation of Options. The Committee, or Subcommittee, in its discretion, may, with the consent of any Participant, cancel any outstanding Option.

     6.6 No Rights As A Stockholder. A Participant or a transferee of an Option shall have no rights as a stockholder with respect to any Share covered by his Option until he shall have become the holder of record of such Share, and he shall not be entitled to any dividends or distributions or other rights in respect of such Share for which the record date is prior to the date on which he shall have become the holder of record thereof.


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     6.7 Special Provisions  Applicable to Incentive Options.  To the extent the aggregate fair market value (determined as of the time the Option is granted) of the Stock with respect to which any Options granted hereunder which are intended to be Incentive Options may be exercisable for the first time by the Participant in any calendar year (under this Plan or any other stock option plan of the Corporation or any parent or Subsidiary thereof) exceeds $100,000, such Options shall not be considered Incentive Options.

     No Incentive Option may be granted to an individual who, at the time the Option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Corporation or of any parent or Subsidiary thereof, unless such Option (i) has an option price of at least 110 percent of the fair market value of the Stock on the date of the grant of such option; and (ii) cannot be exercised more than five years after the date it is granted.

     Each Participant who receives an Incentive Option must agree to notify the Corporation in writing immediately after the Participant makes a disqualifying disposition of any Stock acquired pursuant to the exercise of an Incentive option. A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (i) two years after the date the optionee Participant was granted the Incentive Option or (ii) one year after the date the Participant acquired Stock by exercising the Incentive Option. Any transfer of ownership to a broker or nominee shall be deemed to be a disposition unless the Participant provides proof satisfactory to the Committee of his continued beneficial ownership of the Stock.

     Any other provision of the Plan to the contrary notwithstanding, no Incentive Option shall be granted after the date which is ten years from the date this Plan is adopted, or the date the Plan is approved by the stockholders, whichever is earlier.

                         ARTICLE VII. EXERCISE OF OPTION

     Any Option may be exercised in whole or in part at any time subsequent to such Option becoming exercisable during the term of such Option; provided, however, that each partial exercise shall be for whole Shares only. Each Option, or any exercisable portion thereof, may only be exercised by delivery to the Secretary or his office of (i) notice in writing signed by the Participant (or other person then entitled to exercise such Option) that such Option, or a specified portion thereof, is being exercised; (ii) payment in full for the purchased Shares (as specified in Section 7.2 below); (iii) such representations and documents as a full payment to the Corporation of all amounts which, under federal or state law, it is required to withhold upon exercise of the Option.

     7.1 Share Certificates. Upon receiving notice and payment, the Corporation will cause to be delivered to the Participant, as soon as practicable, a certificate in the Participant's name for the Shares purchased. The Shares issuable and deliverable upon the exercise of a Stock Option shall be fully paid and nonassessable. The Corporation shall not be required to issue or deliver any certificate or certificates for Shares purchased upon the complete or partial exercise of the Stock Option prior to fulfillment of (i) the completion of any registration or other qualification of such Shares under any federal or state law or under rulings or regulations of the Securities and Exchange Commission or


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of any other  governmental  regulatory body which may be necessary or advisable;
and (ii) the obtaining of any approval or other clearance from any federal or state governmental agency which may be necessary or advisable.

     7.2 Payment For Shares. Payment for Shares purchased under an Option granted hereunder shall be made in full upon exercise of the Option, by certified or bank cashier's check payable to the order of the Corporation or, unless otherwise prohibited by the terms of an Option agreement, by one or more of the following: (i) in the form of unrestricted Shares already owned by the Participant based in any such instance on the fair market value of the Stock on the date the Option is exercised; provided, however, that, in the case of an Incentive Option, the right to make a payment in the form of already owned Shares may be authorized only at the time the Option is granted; (ii) by delivering a properly executed exercise notice to the Corporation, together with a copy of irrevocable instructions to a broker to deliver promptly to the Corporation the amount of sale or loan proceeds to pay the purchase price; (iii) by a combination thereof, in each case in the manner provided in the Option agreement; or (iv) by any other means acceptable to the Corporation. To facilitate the foregoing, the Corporation may enter into agreements for coordinated procedures with one or more brokerage firms. To the extent the Option exercise price may be paid in Shares as provided above, Shares delivered by the Participant may be (i) shares which were received by the Participant upon exercise of one or more Incentive Options, but only if such Shares have been held by the Participant for at least the greater of (a) two years from the date the Incentive Options were granted or (b) one year after the transfer of Shares to the Participant, or (ii) shares which were received by the Participant upon exercise of one or more Nonqualified Options, but only if such Shares have been held by the Participant for at least six months.

     7.3 Share Withholding. The Committee shall require that a Participant pay to the Corporation, at the time of exercise of a Nonqualified Option, such amount as the Committee deems necessary to satisfy the Corporation's obligation to withhold federal or state income or other taxes incurred by reason of the exercise or the transfer of Shares thereupon. A Participant may satisfy such withholding requirements by having the Corporation withhold from the number of Shares otherwise issuable upon exercise of the Option that number of shares having an aggregate fair market value on the date of exercise equal to the minimum amount required by law to be withheld; provided, however, that in the case of an exercise by a Participant subject to Section 16(b) of the Exchange Act, the Participant must (i) exercise the Option during the period beginning on the third business day following the date of release to the press of the quarterly or annual summary of earnings are thereof in each such Option shall be appropriately adjusted for an increase or decrease in the number of outstanding Shares resulting from a stock split or other subdivision or consolidation of Shares or for other capital adjustments or payments of stock dividends or distributions, other increases or decreases in the outstanding Shares effected without receipt of consideration by the Corporation, or reorganization, merger or consolidation, or other similar change affecting the Shares.

     Such adjustment to an Option shall be made without a change to the total price applicable to the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of Share quantities or prices). Any such adjustment made by the Committee shall be final and binding upon all Participants, the Corporation, their representatives, and all other interested persons. No fractional Shares shall be issued as a result of such adjustment.


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     In the  event of a Change  in  Control  involving  (i) the  liquidation  or dissolution of the Corporation, (ii) a merger or consolidation in which the Corporation is not the surviving corporation or (iii) the sale or disposition of all or substantially all of the Corporation's assets, provision shall be made in connection with such transaction for the assumption of Options theretofore granted under the Plan, or the substitution for such Options of new options of the successor corporation, with appropriate adjustment as to the number and kind of Shares and the purchase price for Shares thereunder, or, in the discretion of the Committee, the Plan and the Options issued hereunder shall terminate on the effective date of such transaction if appropriate payment to the Participant of an amount in cash equal to the fair market value of the Options less the exercise price for such Options.

                     ARTICLE IX. GOVERNMENT REGULATIONS AND
                             REGISTRATION OF SHARES

     The Plan, and the grant and exercise of Options thereunder, and the Corporation's obligation to sell and deliver stock under such Options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required.

     Each Option is subject to the requirement that if, at any time, the Committee determines, in its absolute discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or NASDAQ or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of Shares, no Shares shall be issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained, free of any conditions not acceptable to the Committee. The Corporation shall not be deemed, by reason of the granting of any Option, to have any obligation to register the Shares subject to such Option under the Securities Act or to maintain in effect any registration of such Shares which may be made at any time under the Securities Act.

     Unless a registration statement under the Securities Act and the applicable rules and regulations thereunder is then in effect with respect to Shares issued upon exercise of any Option (which registration shall not be required), the Corporation shall require that the offer and sale of such shares be exempt from the registration provisions of said Act. In furtherance of such exemption, the Corporation may require, as a condition precedent to the exercise of any Option, that the person exercising the Option give to the Corporation written representation and undertaking, satisfactory in form and substance to the Corporation, that he is acquiring the Shares for his own account for investment and not with a view to the distribution or resale thereof and otherwise establish to the Corporation's satisfaction that the offer or sale of the Shares issuable upon exercise of the Option will not constitute or result in any breach or violation of the Securities Act or any similar state act or statute or any rules or regulations thereunder. In the event a Registration Statement under the Securities Act is not then in effect with respect to the Shares issued upon exercise of an Option, the regulatory body having jurisdiction, all requisite authority to issue or transfer Shares upon exercise of the Options under the Plan if counsel for the Corporation deems such authority necessary for lawful issuance or transfer of any such Shares. Appropriate legends may be placed on the stock certificates evidencing Shares issued upon exercise of Options to reflect such transfer restrictions.


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                           ARTICLE X. OTHER PROVISIONS

     The validity, interpretation and administration of the Plan and any rules, regulations, determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of New Jersey.

     As used herein, the masculine gender shall include the feminine gender.

     The headings in the Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan.

     All notices or other communications made or given pursuant to this Plan shall be in writing and shall be sufficiently made or given if hand-delivered or mailed by certified mail, addressed to any Participant at the address contained in the records of the Corporation or to the Corporation at its principal office.

     The proceeds received from the sale of Shares pursuant to the Plan shall be used for general corporate purposes.

     Nothing in the Plan or in any Option granted hereunder shall confer on any Participant or eligible Employee any right to continue in the employ of the Corporation or any of its Subsidiaries, or to interfere in any way with the right of the Corporation or any of its Subsidiaries to terminate such Participant's or Employee's employment at any time.

     The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act, and the Committee shall interpret and administer the provisions of the Plan or any Option in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

     All expenses and costs incurred in connection with the operation of the Plan shall be borne by the Corporation.

     The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Corporation. Nothing in this Plan shall be construed to limit the right of the Corporation (i) to establish, alter or terminate any other forms of incentives, benefits or compensation for Employees of the Corporation, including, without limitation, conditioning the right to receive other incentives, benefits or compensation on an Employee not participating in this Plan; or (ii) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, without limitation, the grant or assumption of stock options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock, or assets of any corporation, firm or association.

     Participants shall have no rights as shareholders unless and until certificates for Shares are registered in their names in satisfaction of a properly exercised Option.


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     If the  Committee  or  Subcommittee  shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefore has been made by a duly appointed legal representative), may, if the Committee or Subcommittee so directs the Corporation, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. The termination date of the Plan, after which no Option may be granted hereunder, shall be December 12, 2005.

                 ARTICLE XI. AMENDMENT OR DISCONTINUANCE OF PLAN

     The Board may, without the consent of the Corporation's stockholders or Participants under the Plan, at any time terminate the Plan entirely, and at any time or from time to time amend or modify the Plan, provided that no such action shall adversely affect Options theretofore granted hereunder without the Participant's consent, and provided further that no such action by the Board, without approval of the stockholders, may (i) increase the total number of Shares which may be purchased or acquired pursuant to Options granted under the Plan, either in the aggregate or for any Participant or eligible Employee, except as contemplated in Article VIII; (ii) expand the class of employees eligible to receive Options under the Plan; (iii) decrease the minimum Option price; (iv) extend the maximum term of Options granted hereunder; (v) extend the term of the Plan; or (vi) take any other action requiring stockholder approval under Rule 16b-3 under the Exchange Act.

     No amendment or modification may become effective if it would cause the Plan to fail to meet the applicable requirements of Rule 16b-3. Notwithstanding anything herein to the contrary, no provision of the Plan shall be amended more than once every six months, other than to comport with changes in the Code, the Exchange Act or the rules thereunder.

                        ARTICLE XII. SHAREHOLDER APPROVAL

     Anything in the Plan to the contrary notwithstanding, the grant of Options hereunder shall be of no force or effect, and no Option granted hereunder shall vest or become exercisable in any respect, unless and until the Plan is approved by the affirmative vote of a majority of the shares outstanding within 12 months after June 15, 2002.

     As adopted by the Salary and Personnel Committee of the Board of Directors of Tel-Voice Communications, Inc. on June 15, 2002 and the Board of Directors of Tel-Voice Communications, Inc. on June 15, 2002.


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